EXHIBIT 24

POWER OF ATTORNEY

PepsiCo, Inc. (“PepsiCo”) and each of the undersigned, an officer or director, or both, of PepsiCo, do hereby appoint David R. Andrews and Thomas H. Tamoney, and each of them severally, its, his or her true and lawful attorney-in-fact to execute on behalf of PepsiCo and the undersigned the following documents and any and all amendments thereto (including post-effective amendments):

(i)	Registration Statements No. 33-53232 and 33-64243 relating to the offer and sale of PepsiCo's Debt Securities and Warrants, and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the offer and sale of debt securities or warrants by PepsiCo or guarantees by PepsiCo of any of its subsidiaries' debt securities or warrants;

(ii)	Registration Statements No. 33-4635, 33-21607, 33-30372, 33-31844, 33-37271, 33-37978, 33-47314, 33-47527, 333-53436 and 333-56302 all relating to the primary and/or secondary offer and sale of PepsiCo Common Stock issued or exchanged in connection with acquisition transactions, and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the primary and/or secondary offer and sale of PepsiCo Common Stock issued or exchanged in acquisition transactions;

(iiii)	Registration Statements No. 33-29037, 33-35602, 33-42058, 33-51496, 33-54731 33-42121, 33-50685 and 33-66150 relating to the offer and sale of shares of PepsiCo Common Stock under the PepsiCo SharePower Stock; and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the offer and sale of shares of PepsiCo Common Stock under the PepsiCo SharePower Stock Option Plan to employees of PepsiCo or otherwise;

(iv)	Registration Statements No. 2-82645, 33-51514; 33-60965 and 333-89265 relating to the offer and sale of shares of PepsiCo Common Stock under the PepsiCo 401(k) Plan or the Long Term Savings Program of PepsiCo, Registration Statement No. 333-56524 relating to the offer and sale of shares of PepsiCo Common Stock under the PepsiCo Puerto Rico 1165(e) Plan, Registration Statement No. 333-65992 relating to the offer and sale of PepsiCo Common Stock under the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates (Teamsters Local Union #173), the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates, Registration Statement No. 333-66634 relating to the offer and sale of PepsiCo Common Stock under The Quaker 401(k) Plan for Salaried Employees, The Quaker 401(k) Plan for Hourly Employees, Registration No. 333-76196 relating to the offer and sale of PepsiCo Common Stock under The PepsiCo 401(k) Plan for Salaried Employees, Registration No. 333-76204 relating to the offer and sale of PepsiCo Common Stock under The PepsiCo 401(k) Plan for Hourly Employees and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the offer and sale of shares of PepsiCo Common Stock under long term savings programs of PepsiCo or any of its subsidiaries;

(v)	Registration Statements No. 33-61731 and No. 333-09363 relating to to the offer and sale of PepsiCo Common Stock under PepsiCo's 1995 Stock Option Incentive Plan, Registration Statement No. 33-54733, relating to the offer and sale of shares of PepsiCo Common Stock under PepsiCo's 1994 Long-Term Incentive Plan, Registration Statement No. 33-19539 relating to the offer and sale of shares of PepsiCo Common Stock under PepsiCo's 1987 Incentive Plan and resales of such shares by officers of PepsiCo, and Registration Statement No. 2-65410 relating to the offer and sale of shares of PepsiCo Common Stock under PepsiCo's 1979 Incentive Plan, 1972 Performance Share Plan, as amended, Registration Statement No. 333-66632 relating to the offer and sale of shares of PepsiCo Common Stock under The Quaker Long Term Incentive Plan of 1990, The Quaker Long Term Incentive Plan of 1999, The Quaker Oats Company Stock Option Plan for Outside Directors and any registration statements deemed by any such attorney-in-fact to be necessary or appropriate to register the offer and sale of shares of PepsiCo Common Stock under various option plans, and resales of such shares by officers of PepsiCo;

(vi)	Registration Statement No. 33-22970 relating to the offer and sale of shares of PepsiCo Common Stock under PepsiCo's 1988 Director Stock Plan;
(vii)	Schedule 13G relating to PepsiCo's beneficial ownership of Common Stock and Class B Common Stock of The Pepsi Bottling Group, Schedule 13D relating to PepsiCo's beneficial ownership of Common Stock of PepsiAmericas, Inc. and any schedules deemed to be necessary or appropriate by any such attorney-in-fact.

(viii)	all other applications, reports, registrations, information, documents and instruments filed or required to be filed by PepsiCo with the Securities and Exchange Commission, any stock exchanges or any governmental official or agency in connection with the listing, registration or approval of PepsiCo Common Stock, PepsiCo debt securities or warrants, other securities or PepsiCo guarantees of its subsidiaries' debt securities or warrants, or the offer and sale thereof, or in order to meet PepsiCo's reporting requirements to such entities or persons;

and to file the same, with all exhibits thereto and other documents in connection therewith, and each of such attorneys shall have the power to act hereunder with or without the other.

IN WITNESS WHEREOF, the undersigned has executed this instrument on March 20, 2002

PepsiCo, Inc.
By:	/s/Steven S Reinemund Steven S Reinemund Chairman of the Board and Chief Executive Officer

/s/ Steven S Reinemund Steven S Reinemund Chairman of the Board and Chief Executive Officer	/s/ Robert S. Morrison Robert S. Morrison Vice Chairman of the Board
/s/ Indra K. Nooyi Indra K. Nooyi Director, President and Chief Financial Officer	/s/ John J. Murphy John J. Murphy Director
/s/ Peter A. Bridgman Peter A. Bridgman Senior Vice President and Controller (Chief Accounting Officer)	/s/ Franklin D. Raines Franklin D. Raines Director
/s/ John F. Akers John F. Akers Director	/s/ Sharon Percy Rockefeller Sharon Percy Rockefeller Director
/s/ Robert E. Allen Robert E. Allen Director	/s/ Franklin A. Thomas Franklin A. Thomas Director
/s/ Roger A. Enrico Roger A. Enrico Director	/s/ Cynthia M. Trudell Cynthia M. Trudell Director
/s/ Peter Foy Peter Foy Director	/s/ Solomon D. Trujillo Solomon D. Trujillo Director
/s/ Ray L. Hunt Ray L. Hunt Director	/s/ Daniel Vasella Daniel Vasella Director
/s/ Arthur C. Martinez Arthur C. Martinez Director